Exhibit 3.1(b)
Amended and Restated Bylaws
of
Layne Christensen Company
(as Adopted on September 14, 2007)
Article I
Offices
     Section 1. The corporation shall maintain a registered office in the state of Delaware, which registered office may be changed from time to time in the manner specified by law.
     Section 2. The corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
Article II
Meetings of Stockholders
     Section 1. All meetings of the stockholders shall be held in the city of Mission Woods, state of Kansas, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the state of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law.
     Section 2. An annual meeting of stockholders shall be held on the second Tuesday of the third month following the fiscal year end in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 P.M. or at such other date and time as may be determined from time to time by resolution adopted by the board of directors, when they shall elect directors and transact such other business as may properly be brought before the meeting.
     Section 3. A majority of the shares issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the corporation’s restated certificate of incorporation (the “Certificate of Incorporation”), or by these bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
     Section 4. All matters determined by stockholders at a meeting, other than the election of directors, shall be determined by a majority of the votes cast affirmatively or negatively by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these bylaws, a different vote is required in which case such express provision shall govern and control the determination of such matter. Except as otherwise provided by law or by the Certificate of

Incorporation or by these bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
     Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing subscribed by such stockholder or by an electronic transmission permitted by law, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 5 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. All proxies must be filed with the secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the corporation on the record date set by the board of directors as provided in Article V, Section 6 hereof.
     Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or these bylaws, include the power to call such meetings. Special meetings of stockholders of the corporation may not be called by any other person or persons or entity. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     Section 7. (a) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) by any stockholder who was a stockholder of record at the time of the giving of notice provided for in this Section 7, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Section 7.
                      (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 7(a), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal office of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of (i) the 120th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address of such stockholder, as it appears on the corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination is made; (d) the class and number of shares of the corporation which are owned beneficially and of record by the nominating stockholder and each nominee proposed by such stockholder; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. § 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended (“Exchange Act”), had the nominee been nominated, or intended to be nominated, by the board of directors; and (g) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. As to any other business that the stockholder proposes to bring before the meeting, a stockholder’s notice to the secretary shall set forth as to each matter: (a) a brief description of the business desired to be brought before the annual meeting; (b) a representation that such stockholder is a holder of record of stock entitled to vote on the business proposed by such stockholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (c) the name and address of the stockholder proposing such business, as it appears on the corporation’s books, and of the beneficial owner, if any, on whose behalf the business is proposed; (d) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder; (e) the reason for conducting such business at the meeting and any material interest of the stockholder or such beneficial owner in such business; and (f) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. § 240.14a-1 et seq.) as then in effect under the Exchange Act, had proxies been solicited by the board of directors with respect thereto.
          (c) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. The chairperson of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7, and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective nominations or proposal shall be disregarded.
          (d) Notwithstanding satisfaction of the provisions of this Section 7, the proposed business described in the notice, other than director nominations, may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the board of directors.
          (e) In the event such notice is timely given pursuant to Section 7(b), and the business described therein is not disqualified pursuant to Section 7(d), such business may be presented by, and only by, the stockholder who shall have given the notice required by Section 7(b), or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.
          (f) For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Business Wire, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
          (g) Notwithstanding the foregoing provisions of this Section 7, (i) if any class or series of preferred stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class or series of preferred stock; and (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be construed to affect the requirements for proxy statements of the corporation under Regulation 14A of the Exchange Act. To the extent this

Section 7 shall be deemed by the board of directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.
     Section 8. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 232 of the Delaware General Corporation Law.
     Section 9. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the secretary of the corporation so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the corporation’s principal place of business. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.
     Section 10. Meetings of the stockholders shall be presided over by such person who is chosen by the board of directors, or, if none, by the chairman of the board, or, if the chairman of the board is not present, by the chief executive officer, or, if the chief executive officer is not present, by the president, or, if the president is not present, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the secretary of the corporation, or, if the secretary is not present, an assistant secretary, if any, or, if an assistant secretary is not present, such person as may be chosen by the board of directors, or, if none, by such person who is chosen by the chairperson at the meeting.
     Section 11. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the regulation of the manner of voting and the conduct of discussion. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.
Article III
Directors
     Section 1. The board of directors shall consist of a minimum of one (1) and a maximum of nine (9) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the board of directors. The directors need not be stockholders.

The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock, a director may be removed without cause either by (i) a majority vote of the directors then in office (including for purposes of calculating the number of directors then in office the director subject to such removal vote), or (ii) the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.
     Section 2. Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock to elect additional directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.
     Section 3. The property and business of the corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these bylaws expressly conferred upon it, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
Meetings of the board of directors
     Section 4. The directors may hold their meetings and have one or more offices and keep the books of the corporation outside the state of Delaware.
     Section 5. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.
     Section 6. Special meetings of the board of directors may be called by the president or the chairman of the board of directors; special meetings shall be called by the president or the secretary on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner or on like notice on the written request of the sole director. Notice of each special meeting shall be given to each director by: (a) mailing notice at least five days before the meeting to such director by first class mail, postage prepaid, to such director’s residence or usual place of business, (b) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such director’s residence or usual place of business, (c) sending notice at least forty-eight hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communications, or (d) delivering notice personally or by telephone at least forty-eight hours before the meeting; except that in the case of exigency, the chairman of the board or chief executive officer may prescribe a shorter period for notice. Notice of a special meeting shall be deemed to have been given to a director if mailed, sent or delivered in accordance with the immediately preceding sentence. The notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof, except as otherwise expressly provided by applicable law, the Certificate of Incorporation or these bylaws.
     Section 7. At all meetings of the board of directors a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the total number of directors is one, such sole director shall constitute a quorum.
     Section 8. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 9. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Committees of Directors
     Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.
     Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Compensation of Directors
     Section 12. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. Such compensation may, as determined by the board of directors, include stock and/or stock options in the corporation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Indemnification
     Section 13. The corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.
Article IV
Officers
     Section 1. The officers of this corporation shall be chosen by the board of directors and shall include a president, a vice president, a secretary and a treasurer. The corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, a chief executive officer, chief financial officer, additional vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president/marketing, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide. The board of directors may delegate to the president and chief executive officer of the corporation the authority to appoint any officer or agent of the corporation and to fill a vacancy, in each case other than with respect to the offices of president and chief executive officer, chief financial officer, treasurer or secretary. Except as otherwise provided in these bylaws, all officers of the corporation shall exercise such powers and perform such duties as from time to time shall be determined by the board of directors, provided that the board of directors may delegate to the president and chief executive officer the authority to prescribe the powers and duties of any officer or agent of the corporation appointed by the president and chief executive officer.
     Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.
     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms as shall be determined from time to time by the board.
     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors
     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the board of directors, provided that any officer appointed by the president and chief executive officer pursuant to authority delegated to the president and chief executive officer by the board of directors may also be removed, with or without cause, by the president and chief executive officer. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the board of directors, provided that such vacancy may be filled by the president and chief executive officer if such power has been delegated to the president and chief executive officer as provided in these bylaws.

Chairman of the Board
     Section 6. The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by these bylaws.
President And Chief Executive Officer
     Section 7. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such officer, the president and chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. In the absence of the chairman of the board, the president and chief executive officer shall preside at all meetings of the board of directors. The president and chief executive officer shall have the general powers and duties of management usually vested in the office of president and chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. The offices of president and chief executive officer may be combined and held by one person or may be held separately by two different persons at the discretion of the board of directors. If such offices are held separately the duties of each office shall be as designated by the board of directors.
Vice Presidents
     Section 8. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the board of directors.
Secretary and Assistant Secretary
     Section 9 The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required by the board of directors. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or these bylaws. The secretary shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
Treasurer and Assistant Treasurer
     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
     Section 12. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the assistant treasurer designated by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
Article V
Certificates of stock
     Section 1. The shares of stock of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each stock certificate shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.
     Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
     Section 3. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Lost, Stolen or Destroyed Certificates
     Section 4. The board of directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares in place of any certificate previously issued by the Corporation, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Transfers of stock
     Section 5. Subject to the restrictions, if any, stated or otherwise noted with respect to any shares of stock, shares of stock may be transferred upon the books of the corporation by the surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares, if such shares are certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the corporation or any transfer agent may require, or, if such shares are uncertificated, by notification to the corporation or to any transfer agent of the transfer of such shares, accompanied by written authorization duly executed with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the corporation or any transfer agent may require. The board of directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize any such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the corporation.
Fixing Record Date
     Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
Registered Stockholders
     Section 7. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the state of Delaware.
Article VI
General Provisions
Dividends
     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
     Section 2. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

Checks
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.
Fiscal Year
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
Seal
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Notices
     Section 6. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given by statute, in the Certificate of Incorporation or these bylaws, such requirement shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
     Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the board of directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.
Article VII
Amendments
     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.
     Dated: September 14, 2007.